Supplement dated Dec. 23, 2024 to the Prospectus Dated Dec. 16, 2024
Product Name	Prospectus Form #
RiverSource® Structured Solutions 2SM annuity	PRO9119_12_C01 (12/24)
The information in this supplement updates and amends certain information contained in the prospectus referenced above. Please read it carefully and keep it with your product prospectus for future reference. Except as modified in this supplement, all other terms and information contained in the prospectus remain in effect and unchanged.
Effective 12/23/2024, the following state variations are added to the “Appendix A: State Variations“ section in the prospectus. All other state variations are as stated in the “Appendix A: State Variations”:
State	Feature or Benefit	Variations or Availability
California	Purchase – Right to Examine and Cancel
If You are 60 years of age or older on the
Contract Date or Your Contract is a
replacement of another insurance or annuity
contract, You may return the Contract within
30 days from the date You received it.

	Nursing Home Waiver	Any reference to the “Nursing Home Waiver” provision is replaced with a reference to “Waiver of Surrender Charges for Qualified Long-Term Care Services”.
Virginia	Purchase – Right to Examine and Cancel	If Your Contract is a replacement of another insurance or annuity contract, You may return the Contract within 10 days from the date You received it.
THIS SUPPLEMENT SHOULD BE READ AND RETAINED FOR FUTURE REFERENCE.
SUP9119-0006_ (012/24)